Posting Supplement No. 60 dated December 11, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated October 13, 2008 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 346059

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
346059	$6,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 346059. Member loan 346059 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	JPMorgan Chase & Co.	Debt-to-income ratio:	8.77%
Length of employment:	4 months	Location:	Newark, DE

Home town:	Philadelphia
Current & past employers:	JPMorgan Chase & Co., PricewaterhouseCoopers
Education:	Hampton University

This borrower member posted the following loan description, which has not been verified:

Just moved into my first home with my fiance and I am trying to consolidate all our credit card so they will be paid off in a few years.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,674.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360185

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
360185	$14,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 360185. Member loan 360185 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	n/a	Debt-to-income ratio:	1.73%
Length of employment:	n/a	Location:	Plano, TX

Home town:	Dallas
Current & past employers:
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

Currently work for an accounting firm but want to pursue my dream of becoming a professional pilot. Thanks for your help.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,044.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 361577

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
361577	$3,200	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 361577. Member loan 361577 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Mankato Clinic	Debt-to-income ratio:	17.83%
Length of employment:	2 years 4 months	Location:	Mankato, MN

Home town:
Current & past employers:	Mankato Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$542.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362972

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362972	$19,750	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362972. Member loan 362972 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Mesa Painting	Debt-to-income ratio:	7.15%
Length of employment:	15 years	Location:	Bell, CA

Home town:	Los Angeles
Current & past employers:	Mesa Painting, Salais Construction Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a $25,000 loan because my family is expanding, and I would like to use this loan for renovating, and adding an extra large bedroom and bathroom to our home of 2 bedrooms and 1 bath. Our family is of 7 family members. My plans and permits have been approved by the city, and I have begun on the renovating already as well. Just need funds to complete.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	53
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 362993

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
362993	$8,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 362993. Member loan 362993 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Demos	Debt-to-income ratio:	3.80%
Length of employment:	4 years 6 months	Location:	New York, NY

Home town:	wausau
Current & past employers:	Demos, GLAAD
Education:	university of wisconsin-madison

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate and payoff three major credit cards at a lower rate than I am currently paying.

A credit bureau reported the following information about this borrower member on November 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	47
Revolving Credit Balance:	$11,758.00	Public Records On File:	1
Revolving Line Utilization:	43.40%	Months Since Last Record:	38
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 363248

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363248	$10,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363248. Member loan 363248 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Media Gensis	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	FERNDALE, MI

Home town:	Ypsilanti
Current & past employers:	Media Gensis
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Little credit card bills piled up here and there and I'd rather be paying one bill a month with an eye towards actually paying it off. I have a job, I can always make payments, I would just prefer paying once a month (and to a real person no less).

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 363433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
363433	$5,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 363433. Member loan 363433 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	New York Life	Debt-to-income ratio:	3.02%
Length of employment:	6 years	Location:	Dallas, TX

Home town:	Graham
Current & past employers:	New York Life
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I would like to use this loan to pay off my 2007 tax bill. I owe close to $5,000. Given the rate they are changing me combined with a payoff period of only 12 months, this makes more sense for me financially. I should be able to pay if off early, but would like to have the additional flexibility of a 3 year payment period.

A credit bureau reported the following information about this borrower member on November 12, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	15	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,339.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364333	$13,400	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364333. Member loan 364333 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Time Warner Cable	Debt-to-income ratio:	21.73%
Length of employment:	9 years 5 months	Location:	Colorado Springs, CO

Home town:	Santa Barbara
Current & past employers:	Time Warner Cable, Fillmore Gazette
Education:	Ventura College

This borrower member posted the following loan description, which has not been verified:

I would like to combine balances on 2 credit cards and payoff a jet ski.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,444.00	Public Records On File:	1
Revolving Line Utilization:	61.60%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364366

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364366	$17,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364366. Member loan 364366 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	0.48%
Length of employment:	40 years	Location:	AURORA, CO

Home town:	Westminster
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Home Improvements including renovated kitchen and flooring throughout the main floor.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,863.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364713

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
364713	$6,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 364713. Member loan 364713 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	outback steakhouse	Debt-to-income ratio:	2.34%
Length of employment:	4 years	Location:	kihei, HI

Home town:	Kahului
Current & past employers:	outback steakhouse
Education:	Empire Beauty School

This borrower member posted the following loan description, which has not been verified:

finish cosmetology school

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$647.00	Public Records On File:	0
Revolving Line Utilization:	17.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365040

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365040	$3,250	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365040. Member loan 365040 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Kasky Insurance	Debt-to-income ratio:	20.20%
Length of employment:	5 years	Location:	Pittsburgh, PA

Home town:	Mt Lebanon
Current & past employers:	Kasky Insurance
Education:	Carnegie Mellon University

This borrower member posted the following loan description, which has not been verified:

I have a year and a half left at an Ivy Legue school where I am studying Business Management. Private lenders are only offering loans at extremely high rates and I really don't want to pay 13-14% interest. I work and live at home so I hardly have any expenses and most of my federal education loans are deferred but I can't don't make enough to pay for each semester up font.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,748.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 365042

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365042	$14,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365042. Member loan 365042 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Con Edison	Debt-to-income ratio:	11.46%
Length of employment:	3 years	Location:	Staten Island, NY

Home town:	danberry
Current & past employers:	Con Edison, U.S.I.S
Education:	Lincoln Technical Institute

This borrower member posted the following loan description, which has not been verified:

I'm requesting this loan to pay off credit cards that have a high interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,523.00	Public Records On File:	1
Revolving Line Utilization:	35.90%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365171	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365171. Member loan 365171 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Giant Foods LLC	Debt-to-income ratio:	19.20%
Length of employment:	7 years 2 months	Location:	NORTHAMPTON, PA

Home town:	Allentown
Current & past employers:	Giant Foods LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Wife was in the hospital for surgery and out of work for 6 weeks. Only received 60% disibility for time out of work.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	80
Revolving Credit Balance:	$5,396.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365515

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365515	$8,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365515. Member loan 365515 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	United Parcel Service	Debt-to-income ratio:	20.75%
Length of employment:	14 years	Location:	SHAWNEE, KS

Home town:	Detroit
Current & past employers:	United Parcel Service, Best Buy Co. Inc.
Education:	Johnson County Community College

This borrower member posted the following loan description, which has not been verified:

My lease is about to expire and I would like to get a home instead of renewing my lease. I've been searching around the Kansas City area and I've found a house that I really like but it cost $8,500 more then the amount of cash I have saved up. I've considered getting a mortgage but the amount of funds I need is too small so I figured a personal loan would better suit my needs. If I do renew my current lease; my monthly rent would be $700 a month and total $8400 after the 12 months. I would rather get a house and start building equity. Thanks for reading. Frank

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,496.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365732

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365732	$17,600	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365732. Member loan 365732 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,383 / month
Current employer:	HNB	Debt-to-income ratio:	13.39%
Length of employment:	18 years	Location:	Lakewood, OH

Home town:	Lakewood
Current & past employers:	HNB
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to payoff 3 credit cards that I have been working on paying down since my divorce. I no longer use the cards and want to get rid of the debt. I'd like to consolidate and have it all paid off in three years. The 3 cards are HSBC, Capital One and Discover. They are at higher rates and I can pay them off faster with a lower rate. Also this loan will double my current payments to the debt, so it will be paid off faster. I no longer use credit cards, I pay for everything in cash, so if I don't have the money, I don't buy it. I'd really like to get rid of this debt that has been hanging over me.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,834.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365868

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365868	$5,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365868. Member loan 365868 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Michaels Hess	Debt-to-income ratio:	13.77%
Length of employment:	11 years	Location:	New London, CT

Home town:
Current & past employers:	Michaels Hess
Education:

This borrower member posted the following loan description, which has not been verified:

being used to secure storefront at $800 for 6 months and get stock for start up health and organic store located in southeastern ct, store will be filling in gap in the area and complement the city as it grows more diverse. very low overhead and very simple turn key operation with plenty of experience. Already many people interested in store, just need to get money and get it up and running, should pay for itself relatively quickly, with lots of growth potential, even in this bad economy. I have been a manager for 12 years. won't be quitting current job so any loan will be guaranteed and my family will be helping out in the store to help keep costs low and pay back investors. vendors already lined up, business plan is 100% and should have all licenses for operation within the next two months

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,557.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365939

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365939	$8,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365939. Member loan 365939 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Nokia Siemens	Debt-to-income ratio:	13.29%
Length of employment:	22 years 7 months	Location:	Atlanta, GA

Home town:
Current & past employers:	Nokia Siemens, Nokia
Education:

This borrower member posted the following loan description, which has not been verified:

I will need to secure some money as I have been underpaying tax and want to retain good flexibility for Christmas shopping.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$93,265.00	Public Records On File:	0
Revolving Line Utilization:	76.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365969

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365969	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365969. Member loan 365969 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Lake County School District	Debt-to-income ratio:	16.64%
Length of employment:	6 years	Location:	Leadville, CO

Home town:	Hanford
Current & past employers:	Lake County School District
Education:	University of Northern Colorado

This borrower member posted the following loan description, which has not been verified:

I have credit card debt of about $10,000 with Bank of America. They are charging me a 15.9% interest rate and I am looking for a better rate. I also want an easier way to pay off my debt. I do not always receive my statements on time, and I have not had luck establishing automatic payment through Bank of America.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,738.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365994

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365994	$7,000	12.72%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365994. Member loan 365994 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	EG Solutions	Debt-to-income ratio:	6.60%
Length of employment:	3 years	Location:	Acworth, GA

Home town:
Current & past employers:	EG Solutions
Education:	GA Tech

This borrower member posted the following loan description, which has not been verified:

Hi All, Thanks for looking, please refer to my debt to income ratio. I am getting married late next year and trying to quickly consolidate my debt to pay it off as quick as possible. Besides my cellphone bill and credit cards I have no other liability. I moved back in with my parents to save up money, I own my car outright, and just want to get rid of my college mistakes and make it right. I really appreciate any help you can give! Thanks!

A credit bureau reported the following information about this borrower member on November 13, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,652.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365998

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
365998	$15,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 365998. Member loan 365998 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,689 / month
Current employer:	Internal Revenue Service (IRS)	Debt-to-income ratio:	16.91%
Length of employment:	18 years 11 months	Location:	Philadelphia, PA

Home town:	Philadelphia
Current & past employers:	Internal Revenue Service (IRS)
Education:

This borrower member posted the following loan description, which has not been verified:

I have no problem making payments, as I have a secure government job with a decent salary, but I would like to consolidate my credit card debt into one fixed rate loan payment.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,590.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366003

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366003	$12,500	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366003. Member loan 366003 was requested on November 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Self/ Ameriprise financial	Debt-to-income ratio:	14.47%
Length of employment:	9 years 4 months	Location:	Paramus, NJ

Home town:	Far Rockaway
Current & past employers:	Self/ Ameriprise financial
Education:	Connecticut College

This borrower member posted the following loan description, which has not been verified:

I would like to retire my existing higher interest credit lines and also increase my marketing & advertising budget for 2009.

A credit bureau reported the following information about this borrower member on November 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,053.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366092

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366092	$12,600	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366092. Member loan 366092 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	NYPD	Debt-to-income ratio:	8.55%
Length of employment:	13 years 11 months	Location:	Bronx, NY

Home town:	New York
Current & past employers:	NYPD
Education:	CUNY John Jay College Criminal Justice, Marist College

This borrower member posted the following loan description, which has not been verified:

I AM currently pursing my MPA from Marist College and I will graduate in August of 2009. I dont want to get any student loans.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,340.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366135	$4,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366135. Member loan 366135 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,917 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	17.68%
Length of employment:	11 years 7 months	Location:	Lawrenceville, NJ

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Seek short term $4000 loan.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,973.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366146

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366146	$7,500	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366146. Member loan 366146 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,907 / month
Current employer:	Glorious Light International Church	Debt-to-income ratio:	16.89%
Length of employment:	6 years 5 months	Location:	Broken Arrow, OK

Home town:	Charleston
Current & past employers:	Glorious Light International Church, Durant Ministries, University of Alabama at Birmingham
Education:	Rhema Bible Training Center, UAB Continuing Ed classes

This borrower member posted the following loan description, which has not been verified:

I have a high interest Visa card and I want to do the responsible thing and pay it off at a lower rate.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$555.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366169

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366169	$20,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366169. Member loan 366169 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Paradigm Solutions	Debt-to-income ratio:	19.37%
Length of employment:	6 years 4 months	Location:	Fairfax, VA

Home town:	San Francisco
Current & past employers:	Paradigm Solutions, Washington State Patrol (16 years)
Education:	Belleuve Community College, Highline Community College

This borrower member posted the following loan description, which has not been verified:

I started a new photography business 3 years ago; www.stevebeltzphotography.com. I used credit cards to finance my start up and would now like to pay off those cards with a better interest rate loan. To note; the business is moving along very nicely with contracts being signed to instruct photography at one private company and one major college for 2009.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$32,255.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366171

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366171	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366171. Member loan 366171 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	OSBORN NURSING AND REHABILITATION	Debt-to-income ratio:	21.63%
Length of employment:	5 months	Location:	SCOTTSDALE, AZ

Home town:	Logan
Current & past employers:	OSBORN NURSING AND REHABILITATION, SCOTTSDALE NURSING AND REHABILITATION
Education:	GateWay Community College of Phoenix

This borrower member posted the following loan description, which has not been verified:

BSN Trying to complete an RN program and need to consolidate credit cards I have now and use the rest to pay bills while in school. Will be done in 10-12 months and cant work full time and school full time raising my 15 yo alone.I do have 30,000 in school loans already but through sallie may and loans will defer till after graduation. Thank you Teresa M Topolski

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,615.00	Public Records On File:	1
Revolving Line Utilization:	87.70%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366175

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366175	$21,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366175. Member loan 366175 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Ratliff & Assoc	Debt-to-income ratio:	15.02%
Length of employment:	3 years	Location:	Keller, TX

Home town:	Odessa
Current & past employers:	Ratliff & Assoc, Hewlett-Packard
Education:	Texas A&M, SDSU

This borrower member posted the following loan description, which has not been verified:

The amount that we've requested will be used to payoff our high interest balances & used toward our property tax bill, which is due before the end of the year. Spouse's career is in mortgage industry & we've had to depleat our savings to make-up for the slowing in income. We also incurred some medical bills last year & have been trying to keep our 'head above water' to maintain our good credit history, which we've worked very hard to establish over the past 10 years. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,071.00	Public Records On File:	1
Revolving Line Utilization:	65.50%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366197

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366197	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366197. Member loan 366197 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,882 / month
Current employer:	Lennar Corp.	Debt-to-income ratio:	19.34%
Length of employment:	2 years 1 month	Location:	Columbus, NJ

Home town:	Akron
Current & past employers:	Lennar Corp.
Education:	Princeton University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate two Washington Mutual Credit cards for a total of about $15,000. Both cards are charging about 29% interest. One card is in the wifes name and the other is in my name. I would like to pay these cards off and close out the accounts. In addition, I have a personal loan with Captital One which I have paid down to $7,000 from $15,000 this past year. I'd like to pay this balance off as well. These three bills each month costs about $1,300.00, paying minimum charges only on the credit cards. I have a strong job, and have a household income over $230k a year. My credit score is 684, my wife's is 705. I can apply either single or joint with my wife depending on how it may impact the terms of the loan. I am a very safe and strong investment. My credit report indicates on time payment history for many years. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$80,763.00	Public Records On File:	0
Revolving Line Utilization:	98.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 366198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366198	$5,600	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366198. Member loan 366198 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Nationwide Insurance	Debt-to-income ratio:	7.85%
Length of employment:	3 years 8 months	Location:	Jacksonville, FL

Home town:	tampa, /Baton Rouge LA; Hattiesburg MS
Current & past employers:	Nationwide Insurance, Progressive Corp.
Education:	LSU - MBA, Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

Trying to lower all debt by paying off some debt that was acquired at a higher rate, now that I am more financially stable and responsible.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,854.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366201

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366201	$10,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366201. Member loan 366201 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,333 / month
Current employer:	Strategic Partners Group, Inc.	Debt-to-income ratio:	21.65%
Length of employment:	8 years 10 months	Location:	Nokomis, FL

Home town:	Kharkov
Current & past employers:	Strategic Partners Group, Inc., Kurt Salmon Associates, CFT Consulting, SDI Industries, Deloitte & Touche Consulting, Eaton Industries
Education:	MIT, Sloan School of Management, Tufts University, MSEE, Tufts University, BSEE

This borrower member posted the following loan description, which has not been verified:

Would like to pay off and close three credit cards with currently high interest rate.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$79,247.00	Public Records On File:	0
Revolving Line Utilization:	56.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366206

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366206	$11,500	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366206. Member loan 366206 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Guardsmark, Inc	Debt-to-income ratio:	24.05%
Length of employment:	7 years 5 months	Location:	Oakland, CA

Home town:	Newton
Current & past employers:	Guardsmark, Inc
Education:	University of California-Riverside (UCR)

This borrower member posted the following loan description, which has not been verified:

For the past year and a half I have paid for eveything in my life with cash,and made myself think before each purchase I might make. I have made a huge dent in my credit card balances and want to have just one payment to make each month. This is why I am seeking a loan from the lending club. I have already cut up my credit cards and learned there is a better way to manage my money. I am doing good paying down the debt but the high interst rates are killing me, I would rather take the money I save in interest if I get this loan and apply it to pay off the one loan I have with the Lending Club, Thanks so Much for your time .......

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,670.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366208

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366208	$20,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366208. Member loan 366208 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	O'Melveny & Myers LLP	Debt-to-income ratio:	14.52%
Length of employment:	3 years 5 months	Location:	San Francisco, CA

Home town:	Lake Charles
Current & past employers:	O'Melveny & Myers LLP, Brobeck, Phleger & Harrison, Sedgwick, Detert, Moran & Arnold
Education:	University of Southwest Louisiana, Penn Foster

This borrower member posted the following loan description, which has not been verified:

Hoping to consolidate credit card debt into one loan with a lower interest rate; thanks!

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,953.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366213

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366213	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366213. Member loan 366213 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Connecting Waters Charter School	Debt-to-income ratio:	19.58%
Length of employment:	7 years 4 months	Location:	Kenmore, WA

Home town:	Seattle
Current & past employers:	Connecting Waters Charter School, Edmonds School District, Northshore School District
Education:	University of Washington at Seattle, Central Washington University, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my credit card debt. Currently, I have three outstanding balances. The first one is a Bank of America Visa with an annual percentage rate of 15%. The balance on this card is $2500. The second card is an Alaska Visa with a interest rate of 12% with a balance of $4000. The third card is a Nordstrom Visa. This annual percentage rate is 11.90%. The balance on this account is $4500. The total amount requested is $10,000. Thank you for your consideration in this request.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$164,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366236

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366236	$9,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366236. Member loan 366236 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Buddhawelt	Debt-to-income ratio:	12.78%
Length of employment:	5 years 4 months	Location:	Honolulu, HI

Home town:	Honolulu
Current & past employers:	Buddhawelt, 100% Green
Education:	Universit?t Bremen

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan in the amount of $9000 to temporarily cover the expenses of a clients custom order. I had specialty woodworkers built a 30ft solid wood chinese pagoda with hand burned tiles. The pagoda is already in a container on its way to Hawaii. There are also several pieces of furniture in the container that were ordered by other clients. The loan will cover the cost of the furniture and is intended to be paid of fully in 2009. Aloha

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,457.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366241

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366241	$7,375	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366241. Member loan 366241 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	UTSW med cntr at Dallas	Debt-to-income ratio:	14.24%
Length of employment:	1 year 6 months	Location:	Dallas, TX

Home town:	Caracas
Current & past employers:	UTSW med cntr at Dallas
Education:	Universidad central de Venezuela

This borrower member posted the following loan description, which has not been verified:

I have enter in many unnecessary expending and I have decided to take charge on controlling and paying my debt in a systematic and long term fashion. I have a FICO Score of 700 and up, never pay any credit card late, and honest person. I have my goal to pay all my debt in less than 3 years as I graduate and begin working.

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,429.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366266

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366266	$13,000	19.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366266. Member loan 366266 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Merion Publications	Debt-to-income ratio:	24.40%
Length of employment:	8 years 1 month	Location:	Collegeville, PA

Home town:	Woonsocket
Current & past employers:	Merion Publications, Bentley Systems, Inc.
Education:	Temple University, Bryant University

This borrower member posted the following loan description, which has not been verified:

We recently added an addition to our existing 1920 farmhouse, towards the end of the project we got hit with a double whammy of the economic downturn (we had some of the money for the addition in stocks) and a unforeseen cracked chimney that had to be replaced. I had to take out a couple of credit cards and use the cash advance on them and tap into my bank line of credit to cover the cost. I want to consolidate all these cost into one payment and lower the interest rate on that payment.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	31
Revolving Credit Balance:	$58,439.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 366274

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366274	$5,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366274. Member loan 366274 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Naissance Management, LLC	Debt-to-income ratio:	0.18%
Length of employment:	3 months	Location:	New York, NY

Home town:
Current & past employers:	Naissance Management, LLC, Fortress Investment Group, Merrill Lynch, GE Capital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I've started some consulting businesses offering management, marketing and financial advisory services for businesses and individuals and will use the loan to pay off some startup legal expenses so that I have a higher level of working capital going forward.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$159.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366292

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366292	$12,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366292. Member loan 366292 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Nike	Debt-to-income ratio:	22.68%
Length of employment:	4 years 4 months	Location:	Aliso Viejo, CA

Home town:
Current & past employers:	Nike, AffiliateDiamond.net, GAP
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I am currently part owner of an online affiliate marketing program AffiliateDiamond.com. We are looking to expand our services to offer Online-tutoring using certified teachers to help students online. Below is a brief synopsis of what we are offering: TutoringOne.com is a organization that provides on-line tutorial services to upper elementary, middle and high school students. Created in 2008, TutoringOne is an exciting and innovative method of providing academic tutoring in the home of every student. Utilizing the power and reach of the Internet, TutoringOne strategically provides a comprehensive program, which successfully supports the academic future of all students. TutoringOne offers: " One-on-One Tutoring " 24hr Easy Access " Certificated Teachers and College Experts " Cost Effective Personal and Educational Agency Subscriptions " Virtual Subject-Matter Conference Classrooms " Interactive WebChat Tutoring " Parental Information Components " Teacher Employment Opportunities Today, TutoringOne is a leader in the next generation of innovative education techniques that will improve student achievement and potential for global success. TutoringOne is staffed by ?highly qualified teachers? and college experts or graduates who provide live services 24 hours a day. Teachers are specifically qualified to teach high school core academic subject areas, especially in the areas of mathematics and science. In addition, services are available for students with disabilities and second language learners. Revenue will be generated by state funding (SES & Title 1 School Choice Programs), Individual School sites and School District contracts (5 contracts have already been negotiated) and online advertising from .EDU based learning programs (i.e SAT prep courses, Sylvan Learning Centers, University of Phoenix, etc etc). We need $15,000 to develop and deploy the website code and the other $15,000 will be used for other start up expenses (i.e Servers, Marketing Materials, Salaries, Legal fees, etc). This loan will be paid back with in 3 years, if not sooner. When looking at my revolving credit it may seem to be high, but $9,000 is a motorcycle payment on a Suzuki Credit Card and the motorcycle is currently being sold. If you have any questions or comments please feel free to ask and I will respond as soon as possible. Thank you

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,844.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366303

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366303	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366303. Member loan 366303 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	IBM	Debt-to-income ratio:	8.83%
Length of employment:	10 years	Location:	LEAWOOD, KS

Home town:	Kolkata
Current & past employers:	IBM, ibm india pvt ltd
Education:	Jadavpur university

This borrower member posted the following loan description, which has not been verified:

currently made payment of the home about 60K and re amont 10k is pending.loan required to finish a house purchase

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,700.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366311

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366311	$10,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366311. Member loan 366311 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,417 / month
Current employer:	Yale University	Debt-to-income ratio:	3.06%
Length of employment:	4 years 3 months	Location:	BOYLSTON, MA

Home town:	Worcester
Current & past employers:	Yale University, UMASS Graduate School of Biomedical Sciences, Picadilly Pub
Education:	Worcester Polytechnic Institute, Yale University

This borrower member posted the following loan description, which has not been verified:

My fiancee and I are covering the coast of the wedding entirely ourselves. She's a 6th grade teacher and I am a fifth year graduate student studying for a PhD at Yale University. We need a little bit of extra as we can't quite save the entire amount in time for our wedding in July 2009. We more then likely will not need the whole $10,000 and any extra will be paid back as soon as we cover all costs.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	8
Revolving Credit Balance:	$19,349.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366342

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366342	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366342. Member loan 366342 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Scott Marsal	Debt-to-income ratio:	18.50%
Length of employment:	2 years 3 months	Location:	Beaverton, OR

Home town:	Portland
Current & past employers:	Scott Marsal, Sarah Krakauer
Education:	Portland Community College

This borrower member posted the following loan description, which has not been verified:

This loan would partly help pay for school related expenses like books, computer related items, etc., and it would also offer a nice buffer financially as well.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	76
Revolving Credit Balance:	$10,160.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366350

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366350	$1,800	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366350. Member loan 366350 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	bay rock mortage	Debt-to-income ratio:	16.67%
Length of employment:	8 months	Location:	alpharetta, GA

Home town:
Current & past employers:	bay rock mortage
Education:	Michigan State University, Wayne State University

This borrower member posted the following loan description, which has not been verified:

we have only one car currently. I use to to travel to work,my husband uses public transportation, i work 15 miles away in Atlanta. Car has emission work that needs to be done to pass inspection that total about $1500. Thank you for your time.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$515.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366377

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366377	$15,600	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366377. Member loan 366377 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PBC Bd of County Commissioners	Debt-to-income ratio:	24.89%
Length of employment:	23 years 1 month	Location:	Lake Worth, FL

Home town:	Brooklyn
Current & past employers:	PBC Bd of County Commissioners
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my AMX gold card with payments.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$67,901.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366388

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366388	$7,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366388. Member loan 366388 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Pacific security lending	Debt-to-income ratio:	6.82%
Length of employment:	4 years	Location:	rosamond, CA

Home town:	cali (valle
Current & past employers:	Pacific security lending
Education:	la valley college

This borrower member posted the following loan description, which has not been verified:

I have a property in salbury NC 4 plex 2 unids are rented and need to repair 2 more so I can rent them too

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,538.00	Public Records On File:	1
Revolving Line Utilization:	53.50%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 366397

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366397	$12,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366397. Member loan 366397 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Zwicker and Associates	Debt-to-income ratio:	19.63%
Length of employment:	3 years	Location:	Marlborough, MA

Home town:	West Palm Beach
Current & past employers:	Zwicker and Associates
Education:	University of Massachusetts at Amherst

This borrower member posted the following loan description, which has not been verified:

I am currently paying 1.99% on two credit cards but those both were teaser rates for 6 months and they expire at the end of December. I want to refinance one of the cards to a more permanent fixed rate that's good for 3 years and much lower than the 22% I will be paying in January. I plan to pay off one of the 2 high balance (9k and 12k) cards I have with cash that I have on hand and refinance the remaining card. I do have 3 other credit cards with balances between 3k and 5500 but don't need help with those because I got good long term rates on those (0-4.99%). If funded, I plan to pay this loan off by the end of 2009 if not before then. My salary varies but in the last 2 years, I have averaged over 80k and that should continue indefinately. In addition to my base salary, I get bonus money where 95% of it (approx 30k bonus money total per year) comes between February and July) and my sole goal is to pay down my debt aggressively. I usually keep all of my bills low but got caught in the stock market fiasco. I did not accumulate debt due to not making enough income. I did so because I lost a lot of money in the stock market and foolishly thought I could get it back and so I borrowed on some of my credit cards. Lesson learned..I'm done with that business and it's time to pay off all debt and so I decided to try and reduce the interest rate on one of my credit cards. As you will see by looking at my credit report, I've never missed a payment and never will.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,719.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 366400

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366400	$20,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366400. Member loan 366400 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	SmartPic Advertising	Debt-to-income ratio:	21.44%
Length of employment:	4 years 6 months	Location:	Las Vegas, NV

Home town:	Racine
Current & past employers:	SmartPic Advertising, Enhanced Media Concepts, Sport Clips Haircuts (owner)
Education:	Frank Phillips College, Parkland College

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some debt at a lower interest rate. This loan will save me $400+ per month. I do not have a problem affording my current payments nor have I been late on anything. This consolidation just makes good financial sense. Thank you for your investment.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	64
Revolving Credit Balance:	$89,218.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366404	$3,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366404. Member loan 366404 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	The Pantry d/b/a Kangaroo Express	Debt-to-income ratio:	11.27%
Length of employment:	10 years 9 months	Location:	Daytona Beach, FL

Home town:	Daytona Beach
Current & past employers:	The Pantry d/b/a Kangaroo Express, Wal-Mart, G.C. Murphy, Star Staff (Texaco/Aramco joint venture), Hughes Oil Company, Eastern Oil Company
Education:	Daytona State College

This borrower member posted the following loan description, which has not been verified:

Finally paying down my stupidities from when I was younger, but stuck with two cards. One is gradually creeping up to 17.74% as lower rate balances are paid off, and a second card with a zero percent transfer expiring in May, which will then also bounce to 17.74%. My budget is already configured for paying both off in a three year window, but I'd rather pay people rather then Bank of America and FIA, and this will also let me close the cards NOW. I'm a convenience store manager who is putting improving numbers on the bottom line and working for a profitable Fortune 500 Company, so my job is secure. I've learned the necessities of budgeting through the School of Hard Knocks, so money is being set aside for emergencies and retirement, as well as an emergency fund. I don't expect there to be any risk of default save through disability...and I'm getting a long-term disability policy the week I'm writing this.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	27
Revolving Credit Balance:	$7,572.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366407

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366407	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366407. Member loan 366407 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Sonic Drive In	Debt-to-income ratio:	20.23%
Length of employment:	9 years 3 months	Location:	Jennings, LA

Home town:	Welsh
Current & past employers:	Sonic Drive In, Whataburger Restaraunts
Education:	McNeese State University

This borrower member posted the following loan description, which has not been verified:

I am trying to purchase a mobile home from my uncle. I was turned down a few times at a few banks because of my credit is fairly new. They say I have basically new accounts open and not enough credit history. They also said that it is hard to get a loan right now. My uncle needs to move in a couple of months and is in a bind.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,259.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366424

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366424	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366424. Member loan 366424 was requested on December 1, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	DropStation, Inc.	Debt-to-income ratio:	12.24%
Length of employment:	1 year	Location:	Issaquah, WA

Home town:	El Cajon
Current & past employers:	DropStation, Inc., UAI, Inc.
Education:	Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

Seeking $25,000 to cover expenses until a sellers agreement withholding pays in early May 2009. Pay for property tax, medical bills, and business travel expenses.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	40
Revolving Credit Balance:	$41,556.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366481	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366481. Member loan 366481 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	GRIFFIN FORD INC	Debt-to-income ratio:	9.38%
Length of employment:	2 years 3 months	Location:	RUBY, SC

Home town:	CHESTERFIELD
Current & past employers:	GRIFFIN FORD INC, RACEWAY FORD
Education:

This borrower member posted the following loan description, which has not been verified:

buying 2007 yamaha atv

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,712.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366490	$23,750	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366490. Member loan 366490 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Uhl, Fitzsimons & Jewett, PLLC	Debt-to-income ratio:	24.50%
Length of employment:	4 years 10 months	Location:	San Antonio, TX

Home town:
Current & past employers:	Uhl, Fitzsimons & Jewett, PLLC
Education:	Rice University

This borrower member posted the following loan description, which has not been verified:

I am one of those people who is being caught in the credit card issuers' rush to raise interest rates and lower spending limits, even on their good customers. I have no missed or late payments with ANY lender or credit card issuer, for my ENTIRE credit history, yet BofA's computer model decided my interest rate needed to be increased astronomically. (I also have an AMEX Blue card at a fixed rate of 3.99%, but they lowered the credit limit to within $100 of the balance, so the benefit of the low interest rate is completely negated by the hit my FICO score has taken for having no credit available on that account.) Looking ahead, my financial picture is great. I'm a lawyer, and the irony of the current financial climate is that my business is booming as a result of the bank mergers and real estate foreclosures. My debt was incurred in a bad marriage, and my ex is a deadbeat who is probably taking someone else for a ride now. I'm seeking a fixed-interest loan to transfer a BofA Mastercard balance to so I'm not swimming upstream anymore.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,833.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366503	$25,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366503. Member loan 366503 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,667 / month
Current employer:	Self-Employed	Debt-to-income ratio:	12.58%
Length of employment:	6 years 4 months	Location:	Creve Coeur, MO

Home town:
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking for a loan to convert my debt from two credit cards to one loan. I have one existing loan from LendingClub.com members, which I've made 7 payments on so far. I much prefer the lending club loan over making payments on a credit card each month, even though I don't use them anymore. This is not a loan for new money, but will go to pay off existing debt, which I've never missed a payment on. I've never missed a payment on any credit card or any loan for that matter, and I've never not paid off a debt. The only reason my credit score isn't higher is because of the balances on my credit card.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$69,163.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366533

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366533	$18,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366533. Member loan 366533 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Electronic Transaction Consultants	Debt-to-income ratio:	7.75%
Length of employment:	9 months	Location:	Dallas, TX

Home town:	Boulder
Current & past employers:	Electronic Transaction Consultants, Risk Sciences Group
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

Request a $18,500 personal loan to refinance a credit card balance at a lower rate. Interested in a loan for $18,500 for debt consolidation. This is to pay off a credit card with a balance of $18,500, at a 17.99% APR. The balance came from several years of accumulated medical bills and auto repairs. I currently pay $600 to $800 per month toward the credit card and would like to retire the entire balance in 3 years. Monthly Gross Income: $5500.00 Monthly Net Income (after taxes and 10% 401(k) contribution): $3737.00 Current Monthly Expenses: Mortgage: $653.00 Auto: $426.00 Utilities/Phone/Cellular: $300.00 Insurance (auto and home): $120.00 All of my accounts are current (if open) or paid as agreed (if closed).

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366536

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366536	$9,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366536. Member loan 366536 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Los Angeles Harbor Department	Debt-to-income ratio:	0.00%
Length of employment:	2 years	Location:	long beach, CA

Home town:	Glendale
Current & past employers:	Los Angeles Harbor Department, City of Long Beach, Fire Deptartment, Westmed/McCormick Ambulance
Education:	California State University-Long Beach (CSULB), San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Restoring and rebuilding engine on 1968 Malibu that has been in my family for some time. We have the money now, but it would deplete our emergency fund. Looking for loan to ease/differ the money. My mechanic is possibly leaving the country next year, so time is of the essence at this point.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366538	$4,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366538. Member loan 366538 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	morenzoni painting	Debt-to-income ratio:	11.46%
Length of employment:	3 years 10 months	Location:	wakefield, RI

Home town:	Wakefield
Current & past employers:	morenzoni painting, aqua science
Education:	county college of rhode island

This borrower member posted the following loan description, which has not been verified:

pay off credit cards and school bills also some moving cost

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,656.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366553

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366553	$20,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366553. Member loan 366553 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Telsey Advisory Group	Debt-to-income ratio:	13.61%
Length of employment:	5 months	Location:	New York, NY

Home town:	Sydney
Current & past employers:	Telsey Advisory Group, Oppenheimer & Co, Inc.
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

I am looking for loan to consolidate some debt. I lost my job in December of 2007 and found a job in July of 2008. I received a weeks severance and used my bonus to get by for 6 months. In any event, I got pretty levered up over the 6 months and would like to get from under the burden. I will get a bonus of at least the amount borrowed by Jan/Feb of 09.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	5
Revolving Credit Balance:	$16,473.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366563

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366563	$12,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366563. Member loan 366563 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	VML	Debt-to-income ratio:	11.85%
Length of employment:	3 years 2 months	Location:	Seattle, WA

Home town:
Current & past employers:	VML, Hallmark
Education:	Kansas City Art Institute

This borrower member posted the following loan description, which has not been verified:

We need to replace the roof in the house we recently bought. We moved in 6 months ago and our roof has sprang a leak.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	75
Revolving Credit Balance:	$28,218.00	Public Records On File:	0
Revolving Line Utilization:	85.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366567

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366567	$24,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366567. Member loan 366567 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,583 / month
Current employer:	After Hours Digital	Debt-to-income ratio:	9.59%
Length of employment:	5 years	Location:	Irvine, CA

Home town:	Irvine
Current & past employers:	After Hours Digital
Education:

This borrower member posted the following loan description, which has not been verified:

I am a certified independent Apple Technology Consultant who is referred by several local retail stores to companies in need of technical support (Apple employees can?t go to customer locations or troubleshoot third-party software or hardware.) I have been in business for five years and in related fields for ten more. My specialties include the maintenance of computer networks, internet access, and email systems; software and hardware troubleshooting; data backups; and data recovery from damaged hard drives. I also utilize the latest technology for remote troubleshooting and can take control of client computers within seconds of a request. I am very technically informed and receive daily several hundred confidential internal emails within the Apple Consultants Network that inform me of up-to-the-minute problems that other consultants are encountering at customer locations throughout the U.S. I also monitor a dozen third-party technical sites covering countless issues as they occur. For the last five years I have been going solo and have been too busy to take on new customers, but an opportunity has presented itself to take on someone with whom I?ve worked in the past who has the perfect technical expertise. Toward this end I?ve just purchased another cargo van (that I will turn into a mobile information technology center) and I?d started to buy equipment using some special-rate credit card offers when I realized that?as silly as this may sound, as I just signed up to be a lender?I can borrow at a better rate over a longer period of time from LendingClub.com. I still need to purchase a laptop, desktop, diagnostic software, hardware, communication equipment, storage racks for the van, switches, routers, and network cabling for inventory as well as certification classes for my new employee. I also read many local, regional, and international newspapers daily, uncovering gems like LendingClub.com and recently noticed they have a program to trade promissory notes with FolioFN.com?another brilliant investment vehicle. LendingClub.com is a great concept to allow the little guy (lender or borrower) to participate like the big guys.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1982	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366570	$5,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366570. Member loan 366570 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	self-employed	Debt-to-income ratio:	6.48%
Length of employment:	2 years 2 months	Location:	New York, NY

Home town:	New York
Current & past employers:	self-employed
Education:	St. Johns University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards with balances on them, college loans, and a business credit card for my web design service that's generating decent income. I have no problem making payments, but I want to spend less time reading statements and making payments and more time on studies and growing my business. This loan will be used to consolidate monthly payments and use time more productively. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 2, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,509.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366620

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366620	$9,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366620. Member loan 366620 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	American Airlines	Debt-to-income ratio:	7.47%
Length of employment:	19 years 5 months	Location:	Leesburg, VA

Home town:	Levittown
Current & past employers:	American Airlines, USAF -Pilot
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Consolidate and refinance at lower rate

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,912.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366625	$18,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366625. Member loan 366625 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,833 / month
Current employer:	Xaverian HS	Debt-to-income ratio:	17.19%
Length of employment:	28 years	Location:	Staten Island, NY

Home town:	Brooklyn
Current & past employers:	Xaverian HS
Education:	Graduate Center CUNY, St. Johns University, CUNY College of Staten Island, St Francis College

This borrower member posted the following loan description, which has not been verified:

fixed rate $18,000 48 to 60 month term

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,358.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366642

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366642	$10,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366642. Member loan 366642 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	MARLABS INC	Debt-to-income ratio:	11.64%
Length of employment:	3 years 8 months	Location:	PLAINSBORO, NJ

Home town:
Current & past employers:	MARLABS INC
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: To pay off my high interest personnel loan and credit card payments I have the following loans open A) Bank of America Personnel loan $7500 (14.5%) B) credit card $3000 (14.25%) My financial situation: Working in and in the IT field for last 10 years I have annual income over $70K+Quarterly bonuses I have more than $1500 left monthly for my loan payments. I have paid my loans on time and never delayed any loan or bill payment. Credit Score: My Credit score in credit Karma is 715 Income: Monthly income: $4200(after tax) My monthly budget: Mortgage/rent: $944 Medical Insurance: $ deducted by company from quarterly bonus Car Insurance: $ 90 Car expenses: $ Loan Paid Off + $80 for Gas Utilities, Gas: $ 250 Phone, cable, internet: $ 133 Food, entertainment: $ 300 Credit cards and other loan payments: $ 201 for BAC loan EMI + $200 for credit card Other expenses: $ 100 --------------------------------------- Total monthly expenses: $ 2298 Left over from income $1902 I don?t have any problem paying around $400 for this loan with the left over amount. Thanks for your interest in My Listing and please do let me know if you have queries

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,142.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366655

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366655	$20,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366655. Member loan 366655 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	16.74%
Length of employment:	1 year 1 month	Location:	Chantilly, VA

Home town:	Chantilly
Current & past employers:	Booz Allen Hamilton
Education:	University of Virginia (UVA)

This borrower member posted the following loan description, which has not been verified:

Personal loan for debt consolidation

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,596.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366701

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366701	$13,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366701. Member loan 366701 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,850 / month
Current employer:	State of California	Debt-to-income ratio:	16.04%
Length of employment:	3 years	Location:	Citrus Heights, CA

Home town:	Sacramento
Current & past employers:	State of California
Education:	California State University-Chico (CSU Chico)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate debt from several credit cards into one lower-interest payment. The goal is to erase credit card debt within a set timeframe, free up money that is being wasted on high interest rates and fees, and build savings to be used for emergencies in lieu of credit cards. I am a co-homeowner with my girlfriend. We are trying to implement a budget, tie up lose ends, and manage our money better. Our free and easy lifestyle has come to and end with two kids (2 yrs & 5 months) in daycare and a mortgage!

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,671.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366705

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366705	$10,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366705. Member loan 366705 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	GIG, LLC	Debt-to-income ratio:	17.85%
Length of employment:	3 years	Location:	los angeles, CA

Home town:	New York
Current & past employers:	GIG, LLC, Matrix Legal, CBS Corp.
Education:	Boston College, George Washington University (GW)

This borrower member posted the following loan description, which has not been verified:

Requesting $10,000 at a 5 year repayment status. Just moved to another city for another job and need finances for expenses related to the move.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,646.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366733

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366733	$13,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366733. Member loan 366733 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	BILL MCCURLEY CHEVROLET INC	Debt-to-income ratio:	16.46%
Length of employment:	4 years 2 months	Location:	PASCO, WA

Home town:	Portland
Current & past employers:	BILL MCCURLEY CHEVROLET INC, Charter Communications
Education:	University of Oregon

This borrower member posted the following loan description, which has not been verified:

I would like to put all my dept at one place.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,400.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366743

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366743	$2,400	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366743. Member loan 366743 was requested on December 3, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	U.S. Army	Debt-to-income ratio:	7.52%
Length of employment:	2 years 4 months	Location:	Fort Hood, TX

Home town:	Puerto Plata
Current & past employers:	U.S. Army, Banco Popular Dominicano, Dominican Oil Refinery
Education:	Academia Naval Dominicana

This borrower member posted the following loan description, which has not been verified:

To cover last minute expenses on my wedding.

A credit bureau reported the following information about this borrower member on December 3, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,960.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366783

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366783	$4,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366783. Member loan 366783 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Quest Title Agency, Inc.	Debt-to-income ratio:	21.09%
Length of employment:	6 years 7 months	Location:	Nutley, NJ

Home town:	Kearny
Current & past employers:	Quest Title Agency, Inc.
Education:	New Jersey City University

This borrower member posted the following loan description, which has not been verified:

I would like to pay off 4 existing credits cards.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,361.00	Public Records On File:	1
Revolving Line Utilization:	11.10%	Months Since Last Record:	30
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366787

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366787	$18,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366787. Member loan 366787 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Auburn University/Coosa County Extension Office	Debt-to-income ratio:	13.07%
Length of employment:	1 year 6 months	Location:	Ashland, AL

Home town:	Leeds
Current & past employers:	Auburn University/Coosa County Extension Office, Retired from Social Security Administration after 30 years employment
Education:

This borrower member posted the following loan description, which has not been verified:

I wish to use this loan to pay off and close out credit cards. Thanks for your time and consideration.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,554.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366795	$6,000	11.46%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366795. Member loan 366795 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Weir Floway, Inc.	Debt-to-income ratio:	3.89%
Length of employment:	3 months	Location:	Fresno, CA

Home town:
Current & past employers:	Weir Floway, Inc., Healthcomp TPA, Ossur Americas, Inc., Valeant Pharmaceuticals Int'l
Education:	UC Irvine

This borrower member posted the following loan description, which has not been verified:

I'm tired of paying a high interest rate. I calculated how much I've paid in interest over the past 2 years and it's astronomical. I took a loan out from Cash Call and the interest rate on the loan is killer, 60% APY, 5% every month. I'm paying over $250 in interest alone every month!!!! I have no problems making the payments, but just the thought of how much I paid in interest is making me sick. Thank you for everyone who helped me so far, just need a little bit more to help me exercise this loan from hell.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	6	Months Since Last Delinquency:	16
Revolving Credit Balance:	$301.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366866

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366866	$12,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366866. Member loan 366866 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,362 / month
Current employer:	American Horizon, Inc	Debt-to-income ratio:	23.58%
Length of employment:	3 years 5 months	Location:	Sacramento, CA

Home town:
Current & past employers:	American Horizon, Inc
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I had taken out a personal loan last year that I have paid down significantly and would like to accelerate the payoff of the remaining amount. I currently pay 781/month at 17% and if my terms are met will save 186/month to which I can reapply and payoff the loan 8 months of payments or $6,248! Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,504.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 366867

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366867	$15,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366867. Member loan 366867 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Towne Pharmacy	Debt-to-income ratio:	13.92%
Length of employment:	12 years	Location:	Lake Hopatcong, NJ

Home town:	Newark
Current & past employers:	Towne Pharmacy, Comet
Education:

This borrower member posted the following loan description, which has not been verified:

I will be planning on spending my loan to pay off my current debts. I owe about $14000 on credit card, phone, cable, oil, rent, and insurance. I am hoping the amount of money a month to pay off my loan will be less than $1455, which is what I am paying currently. I make $1800 a month; which leaves me with roughly about $350 extra a month to pay for food, gas, and my laundry. It is pretty rough for me when my two daughters live with me and are currently unemplpoyed with these tough economic times. Please help me!

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,707.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366873

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366873	$25,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366873. Member loan 366873 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	IBM	Debt-to-income ratio:	9.95%
Length of employment:	17 years 11 months	Location:	Maryville, TN

Home town:	Maryville
Current & past employers:	IBM
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Working capital to start a new business.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$142,826.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366874

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366874	$10,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366874. Member loan 366874 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	MRK Express Inc	Debt-to-income ratio:	7.03%
Length of employment:	3 years 2 months	Location:	Wheeling, IL

Home town:	Lomza
Current & past employers:	MRK Express Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I want to buy a used trailer(1 year old) for my trucking business. I'm self-employed, have one truck that I paid off about two months ago. Currently I'm renting a trailer from the company I'm leased to for 500$ a month. I can take the very same 500 I'm paying for renting and can pay on a loan to the investors here. My finances are as follow: Income: 5200$ a month (net income from truck) Expenses: 1200 - Condo pmt 600 - Car gas 750 - Food 185 - Utilities 145 - Cell phone & mobile internet ------------------------- 2320 - Left over As you can see I have a decent shovel to work with and I will have no problem paying it off. I have friends that tell me to wait 1 year and just pay cash for it, but I rather leave some interest here than let the company I lease to keep on taking from me.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	27
Revolving Credit Balance:	$31,590.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366886

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366886	$7,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366886. Member loan 366886 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State Street Corp.	Debt-to-income ratio:	7.31%
Length of employment:	9 months	Location:	Overland Park, KS

Home town:	Overland Park
Current & past employers:	State Street Corp., Best Buy Co. Inc.
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I am looking to upgrade vehicles since my current car is getting older and higher mileage. I own my current car, which is a 1991 Toyota MR2 Turbo and has a market value around my area of roughly $5000. I will be selling this car shortly, but must have the new vehicle first since I only have the one daily driver. I need this loan to cover the initial total cost of the new vehicle and then I will pay down the principal of the loan once I have sold my current car. I have a credit score of 746 as of 12/04/08, when it was ran at a local dealership and subsequently offered a 24% interest rate. I know that with my credit score and collateral I should receive a much much better rate.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$832.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366887

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366887	$20,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366887. Member loan 366887 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,658 / month
Current employer:	Sandia National Laboratories	Debt-to-income ratio:	15.02%
Length of employment:	21 years 8 months	Location:	Livermore, CA

Home town:
Current & past employers:	Sandia National Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

We own a performing arts studio that has been growing in student enrollment. We need to restructure our current facility and purchase additional teaching equipment to accommodate the increasing enrollments. This loan will be used to perform those improvements.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,165.00	Public Records On File:	0
Revolving Line Utilization:	59.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366913

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366913	$7,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366913. Member loan 366913 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	15.25%
Length of employment:	8 years 1 month	Location:	Garden Grove, CA

Home town:	Manila
Current & past employers:	Bank of America Corp., Domino's Pizza
Education:	California Polytechnic State University (CalPoly)

This borrower member posted the following loan description, which has not been verified:

Will be used to consolidate high interest credit cards

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,951.00	Public Records On File:	0
Revolving Line Utilization:	97.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366919

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366919	$2,500	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366919. Member loan 366919 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	RAD Powersports	Debt-to-income ratio:	7.80%
Length of employment:	2 years 8 months	Location:	Allentown, PA

Home town:
Current & past employers:	RAD Powersports
Education:	Northampton County Area Community College

This borrower member posted the following loan description, which has not been verified:

I currently work at a dealership repairing motorcycles and ATV's. I have a rare opportunity to buy their older shop equipment (tire machine,lifts,etc.) as they are upgrading. This purchase would allow me to do more repair work from my residence, and eventually work for myself.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$678.00	Public Records On File:	0
Revolving Line Utilization:	48.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366929

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366929	$5,750	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366929. Member loan 366929 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Retired	Debt-to-income ratio:	21.60%
Length of employment:	25 years	Location:	Williamsburg, VA

Home town:	Washington
Current & past employers:	Retired, May Co/Hechts
Education:	Strayer University

This borrower member posted the following loan description, which has not been verified:

I am an 80 yr young widowed grandma, with an excellent credit history, who would like to treat her daughter and 3 grandchildren to a surprise trip to DisneyWorld for Christmas this year. When I asked them what they wanted for Christmas during Thanksgiving dinner, the word "DisneyWorld" was screamed in unison. I believe they knew I would ask that question. I am a retired interior designer and currently making $32,000 between my husbands' pension and my social security. I have one credit card with Chase Visa and pay more than what is due each month to keep my credit rating in good standing. I have a money market account with Sun Trust Bank, but would prefer not touching it. I rent an apartment for $1400 a month and have very little little expenses. I would be willing to pay off the loan in 24 months (probably earlier) at a rate of about 6.8%, which means my monthly payment would be around $256.70. This is easily affordable for me. I appreciate your consideration and look forward to working with you.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	42
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366951

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366951	$19,200	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366951. Member loan 366951 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	ROSNER CHEVROLET	Debt-to-income ratio:	20.21%
Length of employment:	5 years 10 months	Location:	SEBASTIAN, FL

Home town:	MONTERAY
Current & past employers:	ROSNER CHEVROLET
Education:

This borrower member posted the following loan description, which has not been verified:

HAVE TWO CREDIT CARDS , ONE WITH 7000 BAL AND ONE WITH 3400 BAL.. WANT TO PAY OFF AND CLOSE THEM AS INTEREST RATES ARE RISING AND THEY NEVER SEEM TO GO DOWN . CREDIT CARD DEBT WILL BE THE NEXT FINANCIAL CRISIS AND I WOULD LOVE TO GET OUT FROM UNDER THEM IF I CAN. WITH THE BALANCE I WOULD LIKE TO FINISH SOME HOME IMPROVEMENTS STARTED A FEW MONTHS BACK, WITH THE HOUSING MARKET IN SUCH AN UPROAR A HOME REFINANCE IS OUT OF THE QUESTION AS MY HOME IS NOW WORTH LESS THAN I OWE ON IT. WOULD LIKE TO FINISH TILE ON PATIO AND FRONT PORCH AND REPLACE KITCHEN CABINETS WITH GRANITE COUNTER TOPS

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1983	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	53
Revolving Credit Balance:	$8,776.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366968

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366968	$15,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366968. Member loan 366968 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,112 / month
Current employer:	EMC Corp.	Debt-to-income ratio:	5.02%
Length of employment:	4 years 5 months	Location:	McKinney, TX

Home town:	Burlington, ONT
Current & past employers:	EMC Corp., Business Edge Solutions
Education:	Brock University

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate 3 credit cards and a unsecured loan into a single manageable payment.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,513.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366973

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366973	$3,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366973. Member loan 366973 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	altantic paratranist	Debt-to-income ratio:	5.17%
Length of employment:	6 months	Location:	RIDGEWOOD, NY

Home town:	Manhattan
Current & past employers:	altantic paratranist
Education:	lagaurdia community college

This borrower member posted the following loan description, which has not been verified:

I need this loan due to the fact that I need to pay for funreal services. A member of my family past away and I don't have enough to cover the payments.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,819.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366989	$15,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366989. Member loan 366989 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,142 / month
Current employer:	City of Providence School Department	Debt-to-income ratio:	15.99%
Length of employment:	12 years 7 months	Location:	Warwick, RI

Home town:	new brunswick
Current & past employers:	City of Providence School Department, UPS Freight (current part time evening)
Education:	Community College of Rhode Island

This borrower member posted the following loan description, which has not been verified:

I will use this loan to pay off excessive credit card debt. I have $50,000 in credit card debt that mostly accumulated from transfering balances. I have never been late on any payments and try to pay a little extra each month on my credit cards, but it seems almost impossible for the balances to come down. I applied for loans with conventional lenders and have been denied because of the high credit balances. I thought with my A+ repayment history and zero delinquencies, obtaining a debt consolidation loan would be much easier. I now realize that the amount of credit I have earned and used has had a great impact on lenders decisions. I am fortunate enough to have a full time and part time position with two very secure companies, so there is no doubt that I will repay the amount requested. As you look at my history you will see that I have never defaulted on any of my obligations. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,868.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366991

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366991	$20,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366991. Member loan 366991 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Capital One Bank	Debt-to-income ratio:	20.34%
Length of employment:	9 months	Location:	Allen, TX

Home town:	San Antonio
Current & past employers:	Capital One Bank, Bank of America Corp.
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

Hello, me and my fiancee have been dating for 10 years now, and we will be getting married next year. Early on (we began dating in high school), we decided we would wait until we were both out of college before ever getting engaged and then married, and we stuck to that agreement. After we both graduated from college, she decided to go back and get her Master's degree in Professional Counseling. And I supported her decision and have supported her so that she could dedicate herself to grad school one hundred percent. She recently graduated, and we have been making wedding plans for the last 2 years, but the assistance we thought we would be getting from parents turned out to be non-existent. I applied for a personal loan from a bank but was declined. She is the best person in my life, and she deserves to have the wedding of her dreams. I have a decent credit score (680) and have the ability to pay back a loan for our wedding, I just can't get approved from a major bank. We are finally able to save, since I got a really good paying job this past year, we just don't have the amount of time to save all that we would need for a nice wedding. So, that's when I heard about lending club, and thought that it might be a good idea to try out. If someone could have it in them to help grant me the loan for our wedding, I can promise that it would be paid back without complications. Soon, my fiancee will be working as well, but we just don't have enough time before the wedding to save the total amount. Thank you for your consideration and time.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,844.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366996

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366996	$5,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366996. Member loan 366996 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,500 / month
Current employer:	Best Buy	Debt-to-income ratio:	12.40%
Length of employment:	3 years 1 month	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Best Buy
Education:	University of Houston

This borrower member posted the following loan description, which has not been verified:

just random

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,678.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367001	$8,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367001. Member loan 367001 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	quiznos sub	Debt-to-income ratio:	7.80%
Length of employment:	4 years 6 months	Location:	Poughquag, NY

Home town:	New Haven
Current & past employers:	quiznos sub, beekman square diner
Education:	SUNY Westchester Commmunity College

This borrower member posted the following loan description, which has not been verified:

I own a Quiznos sub franchise with a partner who is leaving. the business debt is at $40000, mostly on credit cards in his name. I need to carry over half the debt into my name.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	16
Revolving Credit Balance:	$18,065.00	Public Records On File:	0
Revolving Line Utilization:	18.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367046

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367046	$4,150	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367046. Member loan 367046 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,167 / month
Current employer:	G and P Enterprises Inc. of NWA	Debt-to-income ratio:	22.70%
Length of employment:	6 months	Location:	Siloam Springs, AR

Home town:	Erie
Current & past employers:	G and P Enterprises Inc. of NWA, Rockline Industries, Inc.
Education:	University of Arkansas at Fayetteville

This borrower member posted the following loan description, which has not been verified:

Loan is required to buyout partner of G & P Enterprises Inc. of NWA. We specialize in the refurbishing and recycling of computer equipment for resale. In addition we provide other computer services such as repairs and database programming.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	69
Revolving Credit Balance:	$27,535.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367053

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367053	$18,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367053. Member loan 367053 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$10,000 / month
Current employer:	giant food	Debt-to-income ratio:	11.07%
Length of employment:	16 years 6 months	Location:	fredericksburg, VA

Home town:	Fairfax
Current & past employers:	giant food
Education:

This borrower member posted the following loan description, which has not been verified:

At first, i want to find a business loan. But I have a friend who told me to go in this website and try to borrow personal loan. So I would like to give it a try

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	25
Revolving Credit Balance:	$28,404.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367056

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367056	$8,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367056. Member loan 367056 was requested on December 5, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	ERA Besmatch RE	Debt-to-income ratio:	22.22%
Length of employment:	12 years 2 months	Location:	New York, NY

Home town:
Current & past employers:	ERA Besmatch RE, ERA Besmatch RE
Education:	City College of New York

This borrower member posted the following loan description, which has not been verified:

To complete a business project

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,391.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367070

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367070	$3,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367070. Member loan 367070 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Fairfax County Public Schools	Debt-to-income ratio:	7.90%
Length of employment:	5 years	Location:	Lesburg, VA

Home town:	Virginia Beach
Current & past employers:	Fairfax County Public Schools
Education:	Old Dominion University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off credit cards. My credit card debt is too high, and I feel I will have a hard time building a personal nest egg until I can take care of the interest on my credit cards. I am usually responsible about my finances, but I recently had two major life events, a wedding and buying my first house. To compensate, I would like to pay off my cards at a lower rate, get out of my debt sooner, and start building my personal investments sooner.

A credit bureau reported the following information about this borrower member on December 5, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	20	Months Since Last Delinquency:	11
Revolving Credit Balance:	$604.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367112

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367112	$1,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367112. Member loan 367112 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	State of California	Debt-to-income ratio:	6.16%
Length of employment:	2 years 6 months	Location:	Sacramento, CA

Home town:	Lancaster
Current & past employers:	State of California, Andrews International
Education:	Sacramento City College

This borrower member posted the following loan description, which has not been verified:

Request $1,000.00 loan to consolidate expected Christmas expenses.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	16
Revolving Credit Balance:	$100.00	Public Records On File:	1
Revolving Line Utilization:	0.50%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367125

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367125	$20,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367125. Member loan 367125 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Transportation Security Administration	Debt-to-income ratio:	2.68%
Length of employment:	7 years 4 months	Location:	Port Huron, MI

Home town:	Port Huron
Current & past employers:	Transportation Security Administration, Department of the Treasury, U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

This loan will be used to purchase a 3 bedroom house that is currently in foreclosure. The house is located next to one of my other rental houses, and since I know the area, I know I can rent this house out for $800 per month, which will cover the cost of the monthly payment. The obvious question is why not go through a mortgage company. Answer: Almost every mortgage lender I have talked to charges a $2000 lender fee on investment real estate. So, while the monthly payment would be lower on a 30 year fixed rate mortgage, I hate giving the bank 2K for the honor of giving me a loan with a credit score of 764. Plus, after 3 years I will own the property out right. Thanks for looking at my loan, and if you have any questions, please ask.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,743.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367135

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367135	$10,000	8.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367135. Member loan 367135 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,333 / month
Current employer:	Williams Lea	Debt-to-income ratio:	23.01%
Length of employment:	2 years	Location:	Whittier, CA

Home town:	Edison
Current & past employers:	Williams Lea, Boston Consulting Group
Education:	Elon University, Chapman University

This borrower member posted the following loan description, which has not been verified:

I am currently re-paying a low APR, fixed rate student loan that I will be free of by 2011. I have two credit cards that total 10k that I would like to also pay down by 2011, so my family can be debt free and begin to finally save for a down payment on a home. However, fair deals from the credit cards I have apparently have vanished. The transaction fees seem to have lost their ceilings and the APRs aren't attractive. I do not wish to obtain any more credit cards. I want one bill, fixed rate, low APR with a set payment schedule. That quest has led me to Lending Club. Thank you.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,538.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367150

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367150	$5,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367150. Member loan 367150 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	0.36%
Length of employment:	16 years	Location:	Dalzell, SC

Home town:	Bronx
Current & past employers:	U.S. Air Force, u.s. air force
Education:	Central Carolina Community College

This borrower member posted the following loan description, which has not been verified:

using loan to finance wheels and tire from super buy tires

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	32	Months Since Last Delinquency:	9
Revolving Credit Balance:	$49.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367159

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367159	$14,400	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367159. Member loan 367159 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	NTX wireless	Debt-to-income ratio:	9.34%
Length of employment:	3 months	Location:	Allentown, PA

Home town:	Cairo
Current & past employers:	NTX wireless
Education:	Trinity Bible College

This borrower member posted the following loan description, which has not been verified:

I need this loan to buy a home on an auction that happens once a year, the house would be my personal and only home. Thank You Lutthe84

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,292.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367170

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367170	$6,250	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367170. Member loan 367170 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$917 / month
Current employer:	Anything Joe's	Debt-to-income ratio:	4.69%
Length of employment:	1 year 2 months	Location:	Fort Mill, SC

Home town:	Mobile
Current & past employers:	Anything Joe's, Carpe Diem Coffee and Tea Company, Penelope House
Education:	University of Mobile

This borrower member posted the following loan description, which has not been verified:

We are seeking this loan of $24700.00 in order to purchase the assets of the currently operating franchise of Anything Joe's in Fort Mill, South Carolina. We would be using the loan to buy the assets and inventory of the children's retail store and begin operation in January of 2009.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	74
Revolving Credit Balance:	$3,093.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367176

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367176	$10,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367176. Member loan 367176 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	10.76%
Length of employment:	9 years 6 months	Location:	Oklahoma City, OK

Home town:	Santa Maria
Current & past employers:	Northrop Grumman
Education:	Oklahoma City University

This borrower member posted the following loan description, which has not been verified:

This loan is to cover equipment for my Fruit Bouquet business. Items included are a walk-in cooler, 3 compartment sink, stainless work tables, food slicing equipment, chocolate temperers, racks, and furniture.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367180	$4,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367180. Member loan 367180 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Self employed	Debt-to-income ratio:	20.53%
Length of employment:	13 years 5 months	Location:	Rockford, MI

Home town:
Current & past employers:	Self employed, Currently co-owner BirdWatcher's Marketplace/BirdWatchers.com
Education:	Michigan Technological University

This borrower member posted the following loan description, which has not been verified:

Nest Egg Products, a sole proprietorship, is a distributor of birding products in Michigan, Indiana and Ohio. Our customers are wild bird & nature stores, lawn and garden centers, pet food stores and super markets. Some or our product lines are Birdola - the original wild bird seed cakes; Heath Products - a manufacturer of wild bird houses, feeders and suet; Brome Birdcare - the manufacturer of Squirrel Buster squirrel proof bird feeders; Woodpecker Products - manufacturer of processed suet and log feeders for wild birds. Nest Egg Products was previously known as Third Bind Inc - in business since 1993 and the first distributor of Birdola. When the owner of Third Bird retired April 1. 2007, Nest Egg Products purchased Third Bird's inventory and delivery vehicle and has continued it's sucessful relationships with Third Bird's customers. Nest Egg Products sales for the period April 1 2008 thru November 30 2008 have increased steadily over the same 2007 period. This request is for addition funds to increase our current inventory levels of current products and to add additional lines to better service our customers.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,696.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367186

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367186	$18,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367186. Member loan 367186 was requested on December 6, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,833 / month
Current employer:	n/a	Debt-to-income ratio:	18.30%
Length of employment:	4 years	Location:	Baltimore, MD

Home town:	Washington
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to refinance my very high interest Prosper loan. The interest rate is excessive and my payments are $954 a month, which is more than my mortgage! Refinancing will free up cash so I can continue to pay down my remaining unsecured debt and achieve my ultimate goal of living debt free. Yay. :o)

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	2
Revolving Credit Balance:	$18,535.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367218

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367218	$7,000	11.89%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367218. Member loan 367218 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Cadforce	Debt-to-income ratio:	7.52%
Length of employment:	2 years 9 months	Location:	North Hills, CA

Home town:	Bulacan
Current & past employers:	Cadforce, Fred Devine Architect & Associates
Education:	Far Eastern University

This borrower member posted the following loan description, which has not been verified:

To be free from high interest rate credit card company's charging.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,856.00	Public Records On File:	0
Revolving Line Utilization:	13.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 367224

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367224	$9,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367224. Member loan 367224 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Iandoli and Desai P.C.	Debt-to-income ratio:	15.75%
Length of employment:	1 year 9 months	Location:	Brighton, MA

Home town:	Asbury Park
Current & past employers:	Iandoli and Desai P.C., State Street Corp.
Education:	College of the Holy Cross

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: Hi all, I want a new loan for the purpose of paying off my other revolving lines of credit & having lower interest rate on payments. I currently have three credit cards ($8400, 4200, and $600 balances). I would like to consolidate these debts into one payment for convenience as well as to maximize APR once promotional rate expires on these accounts. My financial situation: I have a solid 9 year credit history with no negative marks. I opened my first credit card in college and unlike many students developed my credit history wisely. Post-graduation, of my 6 revolving balances, I've paid off my two student loans, and have 3 revolving credit cards, the highest balances being $8400 most of which consists of a purchase and auto repairs for a car I no longer use (public transportation is great for wallet and environment!). I currently work as a paralegal and make $36,000 per year before OT, but also cater for added income, and I am very simple with my spending. I have health insurance coverage and do not plan any large expenses in near future. I always pay my bills first before all else, and my credit history reflects this. My monthly budget: Salary: $2700.00 per month Mortgage/rent: $280.00 (I live with friends so rent is very cheap) Insurance: $56.00 Car expenses: $89.00 (use public transportation in Boston at $89.00 per month for train pass) Utilities: $100.00 (not part of rental agreement. Rent is one flat fee) Food, entertainment: $160.00 Clothing, household expenses $100.00 Credit cards and other loan payments: $465.00 (3 credit cards 3.99%, 12.99% and 0%) Other expenses: $39.99 Overall, I feel I am great investment, with a simple request. Feel free to ask questions.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	38
Revolving Credit Balance:	$13,072.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367245

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367245	$1,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367245. Member loan 367245 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	UNITED SURGICAL PARTNERS	Debt-to-income ratio:	4.47%
Length of employment:	1 year 1 month	Location:	Lantana, TX

Home town:	Austin
Current & past employers:	UNITED SURGICAL PARTNERS, Baylor University Medical Center
Education:	Texas Tech

This borrower member posted the following loan description, which has not been verified:

Currently own 4 rental houses looking to add some more.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,776.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367285

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367285	$8,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367285. Member loan 367285 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,864 / month
Current employer:	Self-employed	Debt-to-income ratio:	22.49%
Length of employment:	16 years 10 months	Location:	Henderson, CO

Home town:	Topeka
Current & past employers:	Self-employed
Education:	University of Kansas Main Campus, Washburn University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off credit card debt that has drifted from low interest to high interest due only to the lenders' greed. I have not missed or been late on a debt payment in many years, and have a good six-figure income. Nevertheless, once credit card companies get their hooks into you, they jack the interest rate up. I am tired of it, and want to get fair interest rates instead. All of the requested funds will go directly to pay off current debt.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,496.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367313

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367313	$8,000	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367313. Member loan 367313 was requested on December 7, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	12.07%
Length of employment:	n/a	Location:	Carlisle, PA

Home town:	lebanon
Current & past employers:	Bon Ton
Education:	Shippensburg

This borrower member posted the following loan description, which has not been verified:

I'm currently paying the minimums on several credit cards and I'm making very little progress. This loan request is intended to shorten the process of eliminating the credit card debt while simultaneously increasing my credit score and establishing a relationship with p2p lending. The cards that I intend to eliminate are from reputable lenders such as Bank of America ($5500). My interest rates are high because of inaccurate information on my credit report. I have not been late on ANY credit payment since March, 2002 when I was changing jobs....and even that payment was made on time but wasn't credited until the following day.

A credit bureau reported the following information about this borrower member on December 7, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,229.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367330

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367330	$25,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367330. Member loan 367330 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	3.94%
Length of employment:	6 months	Location:	Ellenwood, GA

Home town:	Brooklyn
Current & past employers:	Self Employed, The ALS Group, LLC
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to establish quick credit for our company, with the hopes of obtaining larger loan amounts as well as credit lines. Repayment in full made in 6 - 12 months or less. We are flexible in terms of interest rates and repayment options. Seeking funds immediately.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	12
Revolving Credit Balance:	$3,315.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367351

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367351	$20,000	15.37%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367351. Member loan 367351 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,167 / month
Current employer:	Liberty Mutual	Debt-to-income ratio:	20.61%
Length of employment:	8 years 7 months	Location:	Northwood, NH

Home town:	Lynn
Current & past employers:	Liberty Mutual
Education:	Bentley College, Bentely College McCallum Graduate School of Business

This borrower member posted the following loan description, which has not been verified:

I purchased a house in August 2007. The house needed far more repairs than originally anticipated. Due to the lending market at the time it was easier and more cost effective to fund the repairs myself with credit cards at very low APR's. My rates were typically in the 1.9% to 4.9% range. When I went to refinance the markets had changed and it took several months to get the loan ready for closing. The FHA Stimulus loan is now ready for closing and should occur in the last 5 days of December. That being said, I would like to get a loan that allows me to pay off my credit cards and then move the balances back to the balance transfer APR. In order to get this to occur I need a "bridge" loan to get me the initial funds to allow me to move the money around and lock-in the low APR's. I have never missed a payment in my life nor have I ever been late on a payment. Credit history is great and prior to incuring the high amount of revolving debt I had a credit score over 800. My income is significant enough to cover the payments. Just need some funds to get my rates lower. Thanks, Paul

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$146,123.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367352

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367352	$15,000	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367352. Member loan 367352 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	WEST HORIZON ADVENTURES	Debt-to-income ratio:	21.99%
Length of employment:	3 years 5 months	Location:	PARKER, CO

Home town:	Denver
Current & past employers:	WEST HORIZON ADVENTURES, SK&T INTEGRATION
Education:	DU

This borrower member posted the following loan description, which has not been verified:

I would like this loan to consolidate a few credit cards and a installment agreement on some business taxes. I'm actually in the finance business and think this is a great program. If you have any questions please contact me.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	72
Revolving Credit Balance:	$6,641.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367379

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367379	$4,800	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367379. Member loan 367379 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	PainePR	Debt-to-income ratio:	3.99%
Length of employment:	2 years	Location:	LOS ANGELES, CA

Home town:	Gainesville
Current & past employers:	PainePR
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Hello, I am requesting this loan to take care of some unplanned vet expenses for my dog.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	16
Revolving Credit Balance:	$468.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367384

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367384	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367384. Member loan 367384 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Stop and Shop Co.	Debt-to-income ratio:	6.15%
Length of employment:	23 years	Location:	New Britain, CT

Home town:
Current & past employers:	Stop and Shop Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to help pay for a remodeling project in my home. I am finishing off the basement and garage addition for my son who is moving in with me. He just recently went through a rough divorce and has custody of his two girls. We've decided as a family that it would be best for him and I can help with the kids. I had initially planned on using money from my retirement account, but as we all know the market has been very bad and it was not an option. A friend of mine reccomended that I look into the Lending Club. I've decided to give it a try.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,101.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367392

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367392	$8,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367392. Member loan 367392 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	TIEN TIEN FOOD CO	Debt-to-income ratio:	9.48%
Length of employment:	7 years 5 months	Location:	SAN FRANCISCO, CA

Home town:	HONG KONG
Current & past employers:	TIEN TIEN FOOD CO, Bank of America Corp.
Education:	COGNITIO COLLEGE

This borrower member posted the following loan description, which has not been verified:

For the wedding expense

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,058.00	Public Records On File:	0
Revolving Line Utilization:	22.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367398

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367398	$16,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367398. Member loan 367398 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	amagansett po	Debt-to-income ratio:	18.71%
Length of employment:	19 years 8 months	Location:	RIVERHEAD, NY

Home town:
Current & past employers:	amagansett po
Education:	ccny

This borrower member posted the following loan description, which has not been verified:

to paydown on some of the high interest cards and small loans

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,540.00	Public Records On File:	0
Revolving Line Utilization:	62.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367399	$5,400	13.79%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367399. Member loan 367399 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Lindamood-Bell Learning Processes	Debt-to-income ratio:	21.80%
Length of employment:	4 years	Location:	San Luis Obispo, CA

Home town:	Omaha
Current & past employers:	Lindamood-Bell Learning Processes
Education:	Fresno Pacific University

This borrower member posted the following loan description, which has not been verified:

Consolidate 2 debts

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$96,865.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367404	$14,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367404. Member loan 367404 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Boyken International	Debt-to-income ratio:	21.50%
Length of employment:	1 year 8 months	Location:	Orlando, FL

Home town:	Orlando
Current & past employers:	Boyken International
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this money will be used to help us (my brother and I) in our real estate investing business. We are currently helping homeowners who are facing foreclosure. We help those who upside down on their mortgage and facing foreclosure by negotiating a short-sale with the bank and selling their property to a buyer or another investor for a $20,000-$50,000 profit. We also help homeowners who have equity in their home save their house from foreclosure by bringing their mortgage current and agreeing to share the equity in the property. The service we provide saves people in tough times and protects their credit so that they can buy a house again in the future. We also help them with costs that they don't currently have the cash for. This money will be able to help us with the upfront money to help bring mortgages current and help homeowners with their utilities and other expenses while we negotiate a short-sale with their mortgage company. My Personal Situation: I have never over extended myself and always paid my bills on time. I also pay my credit cards in full nearly every month. I currently have a full-time M-F job as an administrative assistant. I love what I do, but I would love to be able to create my own schedule, so when I am comfortable with the longevity of the income that we are creating in our real estate investing ventures, I will be able to devote my efforts to that full-time without fear. I am working with my brother who has been in business for 5 years. I am blessed to be able to work with him and to able to help people who are facing tough times in this tough economy. Thank you for considering funding our investments!

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367414

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367414	$20,000	14.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367414. Member loan 367414 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wells Fargo bank	Debt-to-income ratio:	21.32%
Length of employment:	10 years	Location:	TARZANA, CA

Home town:	Guatemala
Current & past employers:	Wells Fargo bank
Education:	Los Angeles Pierce College

This borrower member posted the following loan description, which has not been verified:

I need to consolidate a personal loan that I have for a better rate

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	64
Revolving Credit Balance:	$7,168.00	Public Records On File:	0
Revolving Line Utilization:	23.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367428

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367428	$9,950	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367428. Member loan 367428 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Self EMP	Debt-to-income ratio:	10.07%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	Miami
Current & past employers:	Self EMP
Education:	Licensed Insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own.My goal is to Get away from organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,676.00	Public Records On File:	0
Revolving Line Utilization:	28.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367433

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367433	$12,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367433. Member loan 367433 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,226 / month
Current employer:	SCHOOLSFIRST FEDERAL CREDIT UNION	Debt-to-income ratio:	3.53%
Length of employment:	5 years	Location:	YORBA LINDA, CA

Home town:	HUNTINGTON PARK
Current & past employers:	SCHOOLSFIRST FEDERAL CREDIT UNION, CAL NATIONAL BANK
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

Good afteroon. I am interested in paying off 2 credit cards and an overdraft protection loan that is attached to my checking account. I have always been financially responsible and it troubles me greatly to ask for help. I have a 2003 Nissan Xterra that is paid off and can be used as collateral, if need be. I would like to have one monthly fixed payment for this debt. As with a lot of companies, times are hard financially and where I work is no exception. We all had to forego an annual bonus which I depended on to pay off the debt I accrued. I am hoping that next year will be better and that I would receive a bonus and payoff this loan. I am a single parent of 2 children, one who is a Junior in college and will someday be taking care of her mother! :) I would truly appreciate it if someone would be willing to take a chance on me. You have my word that you will not regret it! Thank you for taking the time to read my story! Have a wonderful day!

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,826.00	Public Records On File:	1
Revolving Line Utilization:	42.70%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367463

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367463	$2,500	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367463. Member loan 367463 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	self	Debt-to-income ratio:	2.16%
Length of employment:	4 years 1 month	Location:	Las Vegas, NV

Home town:	Slayton
Current & past employers:	self, Total Living Network, Aurora, IL
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I am a Realtor in Las Vegas with pending sales and need abridge loan periodically to cover the time before properties close escrow.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,760.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367464

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367464	$10,000	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367464. Member loan 367464 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	FOLIOfn, Inc.	Debt-to-income ratio:	7.81%
Length of employment:	3 years 1 month	Location:	Arlington, VA

Home town:
Current & past employers:	FOLIOfn, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm planning on getting started on my MBA next fall with night classes. The funds are to pay for expenses like books, GMATs, a new computer and the partial tuition payments.

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,001.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367472

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367472	$8,000	11.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367472. Member loan 367472 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	florida power and light	Debt-to-income ratio:	16.00%
Length of employment:	6 years	Location:	port st lucie, FL

Home town:	port st lucie
Current & past employers:	florida power and light, Florida Power and Light
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off higher interest credit cards with a lower interest rate in three to four years.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,952.00	Public Records On File:	0
Revolving Line Utilization:	11.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367478

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367478	$5,000	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367478. Member loan 367478 was requested on December 8, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	pacific school of religion	Debt-to-income ratio:	1.60%
Length of employment:	13 years 4 months	Location:	tracy, CA

Home town:	berkley
Current & past employers:	pacific school of religion
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to barrow these funds to help my business

A credit bureau reported the following information about this borrower member on December 8, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	40
Revolving Credit Balance:	$4,509.00	Public Records On File:	1
Revolving Line Utilization:	22.20%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367490

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367490	$9,250	20.11%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367490. Member loan 367490 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$31,167 / month
Current employer:	Home Path Financial, LP	Debt-to-income ratio:	6.55%
Length of employment:	20 years 2 months	Location:	Greenville, WI

Home town:	New London
Current & past employers:	Home Path Financial, LP
Education:

This borrower member posted the following loan description, which has not been verified:

I applied for a cash-out loan using my free and clear rental property. My preapproved mortgage loan was cut back right before closing from 65% loan to value down to 50% loan to value due to the mortgage company's investor shortage in this credit crunch market. Therefore I am seeking the difference which is $18,000. I can easily create a 2nd mortgage using the single family residence as collateral if someone chooses to lend the entire $18,000 - still keeping at 65% loan to value (35% equity). The property is in excellent condition in a very nice area. The purpose of this loan is to finish the home remodeling on another property so that property can be sold. I have never had a single late payment to anyone in the 20 years that I have been buying, selling and renting properties. There are zero late payments, judgments, or bankruptcies anywhere in my past.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	29	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,808.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 367503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367503	$4,200	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367503. Member loan 367503 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Wegoshop.com	Debt-to-income ratio:	12.66%
Length of employment:	2 years	Location:	deerfield beach, FL

Home town:	Chicago
Current & past employers:	Wegoshop.com, National Creditor Connection
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

Hello. My name is Susan and I run a grocery shopping and delivery service in Boca Raton, Florida. I am loooking for capital to expand my business. I currently have over 30 regular customers who use my service. My challenge is having enough money to purchase groceries for customers. I accept checks and credit cards which can take up to five days to clear. With this loan, I can accept new customers and grow my business without fear of not having funds available in time to purchase groceries for customers. I am a driven forty year old mother of one. I have been in business two years and am ready to pursue this full time.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,979.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367510

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367510	$24,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367510. Member loan 367510 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Ameripath Inc.	Debt-to-income ratio:	17.18%
Length of employment:	1 year 10 months	Location:	KISSIMMEE, FL

Home town:	Karachi
Current & past employers:	Ameripath Inc., Arsala Medical Billing
Education:	Keiser Collage at Tallahassee, Chipola Junior Community College

This borrower member posted the following loan description, which has not been verified:

I have debt on 4 credit card. I am trying to consolidate my debts so I have make only one payment and try to pay off quick.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,840.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367565

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367565	$15,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367565. Member loan 367565 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Hunt management	Debt-to-income ratio:	7.98%
Length of employment:	1 year 2 months	Location:	milwaukee, WI

Home town:	east point
Current & past employers:	Hunt management, securitas
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate some higher interest loans into a short term loan to get it paid. I was qualified for a 90% refi but with property values lowering, there is not enough equity to accomplish this.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,296.00	Public Records On File:	1
Revolving Line Utilization:	81.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367570

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367570	$3,200	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367570. Member loan 367570 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Gavin De Becker and Associates	Debt-to-income ratio:	0.38%
Length of employment:	3 years 8 months	Location:	San Francisco, CA

Home town:	Wiesboden
Current & past employers:	Gavin De Becker and Associates, U.S Army
Education:	Las Positas College

This borrower member posted the following loan description, which has not been verified:

4000.00 for 36 months

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	7	Months Since Last Delinquency:	20
Revolving Credit Balance:	$389.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367593

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367593	$7,475	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367593. Member loan 367593 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,863 / month
Current employer:	Sunrise Senior Living	Debt-to-income ratio:	15.51%
Length of employment:	6 years	Location:	Bellevue, WA

Home town:
Current & past employers:	Sunrise Senior Living
Education:	University of Santo Tomas

This borrower member posted the following loan description, which has not been verified:

To consolidate high rate credit cards

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,689.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367597

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367597	$6,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367597. Member loan 367597 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	R L Maxwell and Assoc	Debt-to-income ratio:	22.17%
Length of employment:	16 years	Location:	SAINT LOUIS, MO

Home town:	Belleville
Current & past employers:	R L Maxwell and Assoc
Education:	Eatern Illinois University

This borrower member posted the following loan description, which has not been verified:

Pay off two credit cards.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	43
Revolving Credit Balance:	$17,295.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 367599

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367599	$10,200	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367599. Member loan 367599 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	15.46%
Length of employment:	n/a	Location:	Bozeman, MT

Home town:
Current & past employers:
Education:	Seattle University

This borrower member posted the following loan description, which has not been verified:

I am starting a new business which requires specialized equipment to be purchased. This loan will enable us to purchase the remaining equipment we need to bring this company to life. We will offer services and products to our customers currently unavailable in our region and grow into a national customer base. Our use of high tech digital imaging for Virtual Web Based Environments, Architectural Design, and various complex Photographic/Graphic Composite Imaging will bring this company to the forefront of this emerging industry. Our safe plan for slow growth while we build our reputation and customers will allow us to keep our current jobs and income until the appropriate time to bring our company online as a rapidly growing and expanding business. Your help to bring our dream to life is appreciated.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,303.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367623

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367623	$2,400	15.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367623. Member loan 367623 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,408 / month
Current employer:	Congressman Lloyd Doggett	Debt-to-income ratio:	9.38%
Length of employment:	6 months	Location:	Austin, TX

Home town:	Birmingham
Current & past employers:	Congressman Lloyd Doggett
Education:	Texas State University

This borrower member posted the following loan description, which has not been verified:

All my life me and my parents have lived in apartments or dorms. This is my first home in a great neighborhood. I just graduated from college and have paid off my student loans and just landed my dream job. This loan will help me with the final piece. Please HELP!!!!!!

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,122.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367627

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367627	$3,000	7.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367627. Member loan 367627 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Dunkin Donuts	Debt-to-income ratio:	15.22%
Length of employment:	3 years 9 months	Location:	zephyrhills, FL

Home town:	india
Current & past employers:	Dunkin Donuts
Education:

This borrower member posted the following loan description, which has not been verified:

Need a loan for college bills.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,221.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367653

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367653	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367653. Member loan 367653 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	LAZ / starwood hotels	Debt-to-income ratio:	17.30%
Length of employment:	4 years	Location:	DALLAS, TX

Home town:	East Grand Rapids
Current & past employers:	LAZ / starwood hotels
Education:	christ for the nations

This borrower member posted the following loan description, which has not been verified:

Needing money for business start up.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	64
Revolving Credit Balance:	$40,788.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367673

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367673	$20,000	15.68%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367673. Member loan 367673 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,462 / month
Current employer:	D-D Shiley Trust/Shiley Crown Ranch	Debt-to-income ratio:	0.87%
Length of employment:	10 years 2 months	Location:	Julian, CA

Home town:
Current & past employers:	D-D Shiley Trust/Shiley Crown Ranch
Education:	Master in Economics/ Commercial Pilots License / Instructor

This borrower member posted the following loan description, which has not been verified:

Hi, I am in the process of building a RV-8 homebuilt kit airplane. So far I have invested $27,890.?for the empennage, fuselage, wings & cockpit. All parts are in the final process of being assembled making it time to order engine, engine accessories and propeller. A new factory built 200 hp Lycoming engine is $30,700.--, engine accessories are $4,850.--, and a brand new MT 3-blade propeller is $9,160.?for a total of $44,710.?plus shipping. I will use the $20,000.?to make up for the difference as I will pay $24,710.?in cash myself. Due to the current credit crisis no commercial lender was willing to sign for an unsecured loan in this amount even with my excellent preconditions. I have no other credit or financial obligations. I have 4 credit cards with little or no balance. I own all my other vehicles and have been a pilot since 1978. I am employed as a ranch manager for more than 10 years on an apple farm in southern California with excellent job security. I consider myself a low risk borrower and see no problems to pay back this loan. Thank you.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,587.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367683

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367683	$5,000	16.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367683. Member loan 367683 was requested on December 9, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	One Deuce INC	Debt-to-income ratio:	16.35%
Length of employment:	6 years	Location:	LOS ANGELES, CA

Home town:	South Korea
Current & past employers:	One Deuce INC
Education:	California State University-Long Beach (CSULB)

This borrower member posted the following loan description, which has not been verified:

I am trying my best to get a loan amount of $5000. I made several attempts on several payday advance websites; however, I keep getting one pop-up ad to another. The reason why I need this loan by 12-11-08 is because I wrote a post-dated check for that date. It is for an initial deposited for rent for one of my family members. I will be grateful, if someone can lend this money to me because I ran out of other financial means. Thank you for your considerations.

A credit bureau reported the following information about this borrower member on December 9, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	18
Revolving Credit Balance:	$9,243.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 366109

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
366109	$2,100	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 366109. Member loan 366109 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	Accounting/Financial Advisory Firm	Debt-to-income ratio:	19.68%
Length of employment:	1 year 6 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Accounting/Financial Advisory Firm
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

I'm a 21 year old full-time student and a part-time worker. I will complete my degree in accounting and sit for the CPA exam in June of 2009. I'm taking a total of 7 courses per term and I need this loan in order to buy books, get to and from work and school, and cover other miscellaneous expenses here and there. Even now while interning part-time at an accounting/financial advisory firm, I'm more than able to pay the monthly installments on this loan, so those who are considering funding this loan need not worry. I know the value of money and would truly appreciate the help.

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$603.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367284

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367284	$16,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367284. Member loan 367284 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,200 / month
Current employer:	Sikorsky Aircraft	Debt-to-income ratio:	12.92%
Length of employment:	1 year	Location:	Milford, CT

Home town:	Milford
Current & past employers:	Sikorsky Aircraft, Mastroni Construction
Education:	Sikorsky School for Aviation, Gateway Community and Technical College, Sacred Heart University

This borrower member posted the following loan description, which has not been verified:

Consolidate my debit to 1 payment for my 5 credit cards, with the loan i will payoff all my credit cards and be debit free in 3 years , beside my car loan and mortgage.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,889.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367641

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367641	$20,000	14.42%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367641. Member loan 367641 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,200 / month
Current employer:	Spring Gate Electric	Debt-to-income ratio:	4.56%
Length of employment:	6 years	Location:	ATLANTA, GA

Home town:
Current & past employers:	Spring Gate Electric, We Granite
Education:

This borrower member posted the following loan description, which has not been verified:

The loan that is being applied for is for personal reasons, I have always made my payments and will continue too.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	16
Revolving Credit Balance:	$1,247.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367643

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367643	$1,500	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367643. Member loan 367643 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Mildred-Mitchell Bateman Hospital	Debt-to-income ratio:	21.15%
Length of employment:	1 year 2 months	Location:	Chesapeake, OH

Home town:	LaPlata
Current & past employers:	Mildred-Mitchell Bateman Hospital, Civic Development Group
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to repair my vehicle. I need to repair the power steering as well as the transmission. I am a part-time college student with a full-time job. I am a responsible individual.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,888.00	Public Records On File:	0
Revolving Line Utilization:	82.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367680

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367680	$7,200	10.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367680. Member loan 367680 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,967 / month
Current employer:	Lerman, Boudart, & Associates, LLP	Debt-to-income ratio:	11.93%
Length of employment:	1 month	Location:	CHICAGO, IL

Home town:	Tracy
Current & past employers:	Lerman, Boudart, & Associates, LLP, CSI Accounting Services, US Bancorp, University Of Minnesota
Education:	Metropolitan State University, Southwest Minnesota State University

This borrower member posted the following loan description, which has not been verified:

Hi. My name is Mark. I got a job in Chicago that started Nov 10, 2008. It pays over $10000/yr more than my previous salary in Minneapolis. My wife also got a job in Chicago but it won't begin until the first week of April, 2009. So we are stuck paying both a mortgage and a rent payment until then. The loan will cover the Chicago rent payments, which are $945 a month, plus whatever other moving expenses we incur, such as double utilities, a few basic pieces of furniture, etc. My credit score is great, and besides, I have a stake in the family farm so my parents are used to helping me out with their income. I'm just getting tired of bugging them. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,931.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 367703

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367703	$10,000	13.47%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367703. Member loan 367703 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	Verizon Business	Debt-to-income ratio:	20.83%
Length of employment:	4 years 3 months	Location:	Cary, NC

Home town:	Sarajevo
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

The loan of 10,000 would help me complete the final payment on a house that was purchased as property that will eventually be used as primary residence. No other loans have been raised against this property as house has mostly been paid off with money from savings.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,634.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367710	$10,000	16.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367710. Member loan 367710 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	STG International, Inc.	Debt-to-income ratio:	20.37%
Length of employment:	1 month	Location:	Chambersburg, PA

Home town:	Flemington
Current & past employers:	STG International, Inc.
Education:	University of Delaware, George Mason University

This borrower member posted the following loan description, which has not been verified:

I pay all my bills via my bank's online bill pay service. As a result of my Chase credit card's due date falling on a weekend, my payment was 1 day late. Even though I had never been late on a payment prior to that, they immediately raised my interest rate to 29.99% !!!! After calling to speak with a customer service supervisor, they graciously reduced my rate a whopping 5% to 24.99%. I had used the credit card to finance some renovations to an investment property and as a result of recently depressed home values, I was not able to pay it off with the refinance of the property, as I had planned. Regarding my credit worthiness, as recent as earlier this year my credit scores were over 700. I got laid off and was unemployed for 2 months while simultaneously funding the renovations to the investment property and incurring a host of medical bills for my wife's premature labor and intensive care costs for our infant son (He's happy and healthy now). During this tough period, we were forced to use most of our available credit causing a significant dip in my credit scores. I recently started a new job at an annual salary of $90,000 and have a renter in the investment property paying off the renovations. The cash flow crisis is over and we're eager to get our balances paid down. This is easily done, with the exception of this one credit card which is currently costing over $350 in just finance charges per month. I simply can't stomach the thought of paying this outrageous interest, especially after I've been such a good customer to Chase in the past. Please help me fund your investment return instead.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	9
Revolving Credit Balance:	$79,430.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367712

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367712	$9,000	12.21%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367712. Member loan 367712 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Redwood City	Debt-to-income ratio:	24.38%
Length of employment:	14 years	Location:	CONCORD, CA

Home town:	San Francisco
Current & past employers:	Redwood City, Redwood City Police Department
Education:	University of Berkeley Extension

This borrower member posted the following loan description, which has not been verified:

I am attempting to conslidate some credit card debt with a couple of high interest cards.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,387.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367713

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367713	$3,200	9.32%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367713. Member loan 367713 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	FMP Transport	Debt-to-income ratio:	24.00%
Length of employment:	3 years 3 months	Location:	wallingford, CT

Home town:	meriden
Current & past employers:	FMP Transport, pullen trucking
Education:

This borrower member posted the following loan description, which has not been verified:

Hello I'm asking for a loan even though I hate borrowing money but due to the circumstances of a new baby and the medical bills along with my own dental bill i would like to ask you to borrow money to pay these bills and have enough to get through the holidays. thank you very much for considering this for me I greatly appreciate it

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,575.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367725	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367725. Member loan 367725 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Q and H Construction	Debt-to-income ratio:	19.28%
Length of employment:	12 years	Location:	ANNANDALE, VA

Home town:
Current & past employers:	Q and H Construction
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate debt/family illness

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	12
Revolving Credit Balance:	$13,964.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367738

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367738	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367738. Member loan 367738 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Countrywide Financial Corp.	Debt-to-income ratio:	24.35%
Length of employment:	7 years 7 months	Location:	Simi Valley, CA

Home town:	Thousand Oaks
Current & past employers:	Countrywide Financial Corp.
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I am the son of a retired sheriff's deputy. I have formed a corporation with a life long friend and ex-Navy special forces veteran. We have formed an Executive protection / private security company specializing in VIP / celebrity protection. I'm attempting to finance this all on my own, but I'm quickly learning I that starting up the business is going to cost more than I had anticipated. I still need to finance the development of our website, purchase equipment such as radios and uniforms, and pay final licensing fees to California. I will also need some capital to cover payroll for approximately 6 months. My credit score is about 730. I have many clients already lined up waiting for our services, but I have hit a wall because of lack of funds. I have no doubt this business will succeed. I have projected returns within the first year. Thank you.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,732.00	Public Records On File:	0
Revolving Line Utilization:	55.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367745	$10,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367745. Member loan 367745 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	Sun Microsystems	Debt-to-income ratio:	4.16%
Length of employment:	10 years 7 months	Location:	Superior, CO

Home town:	La Porte City
Current & past employers:	Sun Microsystems
Education:	California Lutheran University

This borrower member posted the following loan description, which has not been verified:

I will use the funds to pay off & close a credit card account that recently raised my interest rate, despite my excellent credit history. I have paid my bills 100% on time throughout my adult life. However, in today's credit environment it has become increasingly difficult to obtain favorable terms through traditional lenders. Therefore, I am excited to give Lending Club a try.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,331.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 367767

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367767	$4,500	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367767. Member loan 367767 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Chamberlain College of Nursing	Debt-to-income ratio:	21.98%
Length of employment:	5 months	Location:	laveen, AZ

Home town:	Aurora
Current & past employers:	Chamberlain College of Nursing, LULAC National Education Service Center, YMCA of the Pikes Peak Region
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

Need 4500 to put payment down on my current car loan.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	10
Revolving Credit Balance:	$7,277.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 367770

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367770	$20,800	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367770. Member loan 367770 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,323 / month
Current employer:	Normans Electronics	Debt-to-income ratio:	17.73%
Length of employment:	5 years 3 months	Location:	Rockmart, GA

Home town:	Birmingham
Current & past employers:	Normans Electronics, Coca-Cola
Education:	Coosa Valley Technical College

This borrower member posted the following loan description, which has not been verified:

Thank you for you consideration and/or bids. I am looking for a Lending Club loan to pay off 2 high interest credit cards and pay off my truck and possibly pay off another small loan that my wife and I have together. I am an excellent candidate for this loan because, I can pay on time, all the time. I have not missed a payment or been late on anything in over 10 years. I only have these three things left with the big banks and once their consolidated I will be free from the grip of "adjustable" anything ever again. I have learned my lesson. I have made a very successful effort to get out of my debt load. Each month my wife and I sit down and pay the bills and we see so much more progress and we no longer just keep current now we are even paying a little bit more each month. We would like to be able to one day help others in need and to do that we need to clear this debt up. By combining these payments into one, perhaps a bit lower and certainly a lower interest rate, payment we could realize this dream. I am hoping that someone out there is willing to provide me with the opportunity to continue to realize success and achieve future dreams and to continue the Lending Club cycle of helping others. I am married, no children except for my four legged one. I work in the Home Theater industry Making $30,000 to $32,000 yearly. My wife works for the State of Georgia as a payroll manager she earns in the $40,000 to $50,000 range. I have had the same job for 5 years she has had her job for 8 years+. In closing I appreciate the time and opportunity you have given to review my proposal.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,895.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367791	$25,000	14.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367791. Member loan 367791 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	CBD college	Debt-to-income ratio:	16.33%
Length of employment:	10 years	Location:	Glendale, CA

Home town:	Gyumri
Current & past employers:	CBD college
Education:	Yerevan State University, Armenia

This borrower member posted the following loan description, which has not been verified:

I'm paying $2500 interest each month over a year to help my son's with his accumulated dept that he owns but the way it goes I do not see the end of it and as mother I have decided to help him out one last time? I?m a good candidate for this loan. I work full time and have a secure and stable job over 10 years. Thank you in advanceyou?re your consideration?

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,592.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367824

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367824	$24,000	16.95%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367824. Member loan 367824 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	TriWest Healthcare Alliance	Debt-to-income ratio:	21.86%
Length of employment:	2 years 6 months	Location:	Tolleson, AZ

Home town:	Peoria
Current & past employers:	TriWest Healthcare Alliance, Emulex Corporation, Unisys Corporation, American Express
Education:	DeVry University-Arizona

This borrower member posted the following loan description, which has not been verified:

Building an 80 unit apartment complex in Yuma, AZ. Looking for funding to initiate the job. I'm partnered with a contractor who has been contracting for five years, and has a good reputation with electrical supply houses and building contractors in the state of Arizona.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	31
Revolving Credit Balance:	$64,122.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367826

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367826	$25,000	17.58%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367826. Member loan 367826 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	sweedish medical center	Debt-to-income ratio:	1.82%
Length of employment:	1 month	Location:	seattle, WA

Home town:	romania
Current & past employers:	sweedish medical center
Education:	university of washington

This borrower member posted the following loan description, which has not been verified:

i intend with this loan to pay off 2 credit cards and have a cushon saved for emergency fund.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	19
Revolving Credit Balance:	$16,508.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367851

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367851	$25,000	17.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367851. Member loan 367851 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Eastern Nishikigoi	Debt-to-income ratio:	16.99%
Length of employment:	15 years	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Eastern Nishikigoi
Education:	Goldenwest College

This borrower member posted the following loan description, which has not been verified:

We have a retail store front on Koi, Goldfish, pond supplies and water plants. We have been in business for 15 years. We are starting to provide pond maintenance service. We are looking for additional funding to purchase pond service equipment and inventory for this coming spring season.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	24
Revolving Credit Balance:	$27,643.00	Public Records On File:	0
Revolving Line Utilization:	72.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 367852

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367852	$22,000	12.84%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367852. Member loan 367852 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Union Hospital	Debt-to-income ratio:	12.38%
Length of employment:	7 years	Location:	Terre Haute - IN, IL

Home town:	Terre Haute
Current & past employers:	Union Hospital, Ponderosa, Kocolene, Hardees
Education:	Indiana State University

This borrower member posted the following loan description, which has not been verified:

I have about 5 credit cards that I am currently carrying balances on. I never miss payments but I would like to consolidate them into one loan to make life easier and hopefully save money on interest.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,333.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 367854

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367854	$10,000	9.63%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367854. Member loan 367854 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Gilman City R-IV School District	Debt-to-income ratio:	22.97%
Length of employment:	8 years	Location:	Trenton, MO

Home town:	King City
Current & past employers:	Gilman City R-IV School District, Marceline R-V, Lowe's Home Improvement, Country Kitchen Restaurant
Education:	Missouri Western State College, William Woods University, Peru State College

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to have 1 monthly payment for our credit card and line of credit debt with a specific time frame, i.e. 60 months $460 a month and we are done with our credit debt for good. We Will use the money to pay off our 5 creditors to combine our bills into one payment.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,488.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 367859

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367859	$21,000	11.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367859. Member loan 367859 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sustainably Built	Debt-to-income ratio:	12.20%
Length of employment:	11 months	Location:	Boulder, CO

Home town:
Current & past employers:	Sustainably Built
Education:	Oberlin

This borrower member posted the following loan description, which has not been verified:

I am the owner of a new, but quickly growing consulting business in the green building industry. I have taken on considerable credit card debt to purchase equipment and training for my employees. My introductory credit card rates have now gone to as high as 21% and I can't get any new credit card companies to give me more than a couple thousand dollars at any lower rate. I own my own condo and have considerable equity built up, but no bank will talk to me about a HELOC or a refinance since I don't have 2 years of tax returns to prove my new higher rate of income, since my business has been fully functional for less than a year. I simply need to get these high interest rates down so that I can start paying more principle than interest. My credit score is excellent and I always pay on time. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,264.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 367864

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
367864	$15,000	13.16%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 367864. Member loan 367864 was requested on December 10, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	SPX Corporation	Debt-to-income ratio:	2.19%
Length of employment:	14 years 10 months	Location:	Palmdale, CA

Home town:	Glendale
Current & past employers:	SPX Corporation, Sun Electric
Education:	CSUN

This borrower member posted the following loan description, which has not been verified:

I have 15k against 25k needed for a Lance Camper 2009 new - would like to pay it off and pay off a credit card that has a 4k balance

A credit bureau reported the following information about this borrower member on December 10, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,824.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 60 dated December 11, 2008